Exhibit 10.90
CONSENT AND SIXTEENTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
          THIS CONSENT AND SIXTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 3, 2005, by and among Lenders, WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent”) and MIDWAY HOME ENTERTAINMENT INC., a Delaware corporation (“Midway”), MIDWAY AMUSEMENT GAMES, LLC, a Delaware limited liability company (“MAG”; Midway and MAG are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), MIDWAY GAMES INC., a Delaware corporation (“Parent”), MIDWAY GAMES WEST INC., a California corporation (“MGW”), MIDWAY INTERACTIVE INC., a Delaware corporation (“MI”), MIDWAY SALES COMPANY, LLC, a Delaware limited liability company (“MSC”), MIDWAY HOME STUDIOS INC., a Delaware corporation (“MHS”), SURREAL SOFTWARE INC., a Washington corporation (“Surreal”), MIDWAY STUDIOS – AUSTIN INC., a Texas corporation (“MSA”), MIDWAY STUDIOS – LOS ANGELES INC., a California corporation (“MSLA”; Parent, MGW, MI, MSC, MHS, Surreal, MSA and MSLA, are referred to hereinafter each individually as a “U.S. Credit Party” and individually and collectively, jointly and severally, as the “U.S. Credit Parties”).
          WHEREAS, Borrowers, U.S. Credit Parties, Agent, and Lenders are parties to that certain Loan and Security Agreement dated as of March 3, 2004 (as amended, modified or supplemented from time to time, the “Loan Agreement”);
          WHEREAS, Borrowers have advised Agent and Lenders that Parent desires to form and capitalize a new subsidiary (the “French Company”) under French law (the “French Company Formation”). Borrowers and U.S. Credit Parties desire for Agent and Required Lenders to consent to the French Company Formation as set forth herein; and
          WHEREAS, Borrowers, U.S. Credit Parties, Agent and Lenders have agreed to amend the Loan Agreement in certain respects, subject to the terms and conditions contained herein.
          NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.
          2. Consent. Subject to the satisfaction of the conditions set forth in Section 5 below, Agent and Required Lenders hereby consent to the French Company Formation; provided that the net amount of Investments in French Company shall not at any time exceed the applicable amounts set forth in the definition of Permitted Investment in Section 1.1 of the Loan Agreement (as amended by this Amendment).

          3. Amendment to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Loan Agreement is amended as follows:
          (a) The definition of “Bankruptcy Code” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:
     “Bankruptcy Code” means title 11 of the United States Code, as applicable, and as in effect from time to time, and, in respect of UK Company and Pitbull, UK Insolvency Laws, in respect of German Company, German Insolvency Laws, in respect of Japan Company, Japan Insolvency Laws, in respect of Australia Companies, Australian Insolvency Laws and in respect of French Company, French Insolvency Laws.
          (b) The definition of “Foreign Company” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:
     “Foreign Companies” means collectively, the Australia Companies, UK Company, German Company, Japan Company, Pitbull and French Company.
          (c) The definition of “Permitted Investment” in Section 1.1 of the Loan Agreement is hereby amended by deleting the word “and” at the end of clause (l), amending clause (m) thereof so that it is now a reference to clause (n) thereof and adding a new clause (m) to read as follows:
(m) Investments in French Company so long as the net amount of such Investments made does not exceed (i) an amount equal to $1,000,000 plus the ordinary course expenses of French Company at any time prior to December 31, 2005 and (ii) an amount equal to the ordinary course expenses of French Company at any time on or after December 31, 2005 and
          (d) The following definitions are added to Section 1.1 of the Loan Agreement, each in their appropriate alphabetical order:
     “French Company” means Midway Games SAS, a French société par actions simplifiée, registered with company number 484 780 333 R.C.S. Paris.
     “French Insolvency Laws” means the bankruptcy and insolvency laws as now and hereafter applying in France.
          (e) Section 7.9 of the Loan Agreement is hereby amended and restated as follows:
     7.9 Consignments
Consign any of their Inventory or sell any of their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale; provided that Midway, UK Company and French Company may consign Inventory for sale in France with their distributor Nobilis S.A. with a value (based upon the cost of such Inventory to Midway, UK Company or French Company) not to exceed $1,000,000 at any time.
          4. Ratification. This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.
          5. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:
          (a) Each party hereto shall have executed and delivered this Amendment to Agent;
          (b) Companies shall have delivered to Agent such documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;
          (c) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and
          (d) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.
          6. Miscellaneous.
          (a) Warranties and Absence of Defaults. In order to induce Agent to enter into this Amendment, each Company hereby warrants to Agent, as of the date hereof, that the representations and warranties of Companies contained in the Loan Agreement are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof).
          (b) Expenses. Companies, jointly and severally, agree to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Loan Agreement as amended hereby.
          (c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.
          Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
          7. Release.
          (a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
          (b) Each Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
          (c) Each Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

MIDWAY HOME ENTERTAINMENT INC.,
a Delaware corporation

MIDWAY AMUSEMENT GAMES, LLC,
a Delaware limited liability company

MIDWAY GAMES INC.,
a Delaware corporation

MIDWAY GAMES WEST INC.,
a California corporation

MIDWAY INTERACTIVE INC.,
a Delaware corporation

MIDWAY SALES COMPANY, LLC,
a Delaware limited liability company

MIDWAY HOME STUDIOS INC.,
a Delaware corporation

SURREAL SOFTWARE INC.,
a Washington corporation

MIDWAY STUDIOS — AUSTIN INC.,
a Texas corporation

MIDWAY STUDIOS — LOS ANGELES INC.,
a California corporation

Each By	Thomas E. Powell

Title	EVP-Finance, CFO & Treasurer

Signature page to Consent and Sixteenth Amendment to Loan and Security Agreement

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent, as UK Security Trustee and as a Lender

By	John Leonard

Title	Vice President
Signature page to Consent and Sixteenth Amendment to Loan and Security Agreement